SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2018 (September 28, 2018)

PARETEUM CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas

37th Floor

New York, NY 10036

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 984-1096

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 8.01 Other Events

As previously disclosed, on 7 June 2018, Pareteum Corporation (the “Company”) announced that the Company and Artilium plc, a public limited company registered in England and Wales (“Artilium”) had reached agreement on the terms of a recommended share and cash offer pursuant to which the Company will acquire the entire issued and to be issued ordinary share capital of Artilium not already owned by Pareteum (the "Acquisition"), which will be effected by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act 2006 ("Scheme"). On September 28, 2018, the Company together with Artilium, initiated a release titled “Court Sanction of Scheme of Arrangement and Suspension of trading on AIM” (the “Court Sanction Release”) and thereby announced that the Scheme was approved by Court Order, effective as of 6:00 p.m. London, England time (the “Scheme Record Time”), with the effective date of the Scheme to be October 1, 2018, and trading of Artilium shares on the Alternative Investment Market (“AIM”) of the London Stock Exchange would be suspended, effective 7:30 a.m. London, England time on October 1, 2018. The foregoing is a only a summary of the Court Sanction Release, and is qualified in its entirety by the Court Sanction Release, attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit
No.	Description
99.1	Court Sanction of Scheme of Arrangement and Suspension of trading on AIM

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2018	PARETEUM CORPORATION

	By:	/s/ Edward O’Donnell
Name: Edward O’Donnell
Title: Chief Financial Officer